UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2011   (February 23, 2011)

Fifth Street Finance Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-33901	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Bank Street, 12th Floor, White Plains, NY	10606
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (914) 286-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 23, 2011, Fifth Street Finance Corp. finalized its amended three-year syndicated credit facility led by ING Capital LLC ("ING"). The loan commitments on the ING facility were increased from $125 million to $215 million, and three new lenders joined the facility. In addition, the credit facility's accordion feature was increased to allow for potential future expansion up to a total of $300 million, the maturity date was extended to February 22, 2014, and, if Fifth Street obtains a credit rating of BBB or the equivalent, the interest rate will be reduced to LIBOR plus 3.0% per annum, with no LIBOR floor.

The new lenders that joined the facility were Deutsche Bank Trust Company Americas, Key Equipment Finance, Inc. and Patriot National Bank. The original lenders in the credit facility, all of whom increased their loan commitments, are ING, an affiliate of ING Group, N.V. (NYSE:ING), Royal Bank of Canada (NYSE:RY), which also acted as Documentation Agent, Morgan Stanley Bank, N.A., an affiliate of Morgan Stanley (NYSE:MS), and UBS Loan Finance LLC, an affiliate of UBS AG (NYSE:UBS).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 24, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fifth Street Finance Corp. (Registrant)
March 1, 2011 (Date)	/s/ BERNARD D. BERMAN Bernard D. Berman President

Exhibit Index
99.1	Press release dated February 24, 2011